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BAKER BOTTS LLP                  THE WARNER                    AUSTIN
                                 1299 PENNSYLVANIA AVE., NW    BAKU
                                 WASHINGTON, DC                DALLAS
                                 20004-2400                    HOUSTON
                                 202.639.7700                  LONDON
                                 FAX 202.639.7890              NEW YORK
                                                               RIYADH
                                                               WASHINGTON



                                 August 24, 2004


International Speedway Corporation
1801 W. International Speedway Boulevard
Daytona Beach, Florida 32114

         Re: Registration Statement on Form S-4 relating to 4.20% Senior Notes due 2009 and 5.40% Senior Notes due 2014

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") filed by International Speedway Corporation, a Florida corporation (the "Company"), with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of $150,000,000 aggregate principal amount of 4.20% Senior Notes due 2009 and $150,000,000 aggregate principal amount of 5.40% Senior Notes due 2014 (the "Registered Notes") to be offered by the Company in exchange (the "Exchange Offer") for a like principal amount of its issued and outstanding 4.20% Senior Notes due 2009 and 5.40% Senior Notes due 2014, as applicable (the "Outstanding Notes"). As set forth in the Registration Statement, we are passing upon certain legal matters for the Company in connection with the Exchange Offer. The Registered Notes are to be issued under separate Indentures, each dated as of April 23, 2004, between the Company and Wachovia Bank, National Association, as trustee (collectively the "Indentures"). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                  In our capacity as counsel to the Company in connection with the Exchange Offer, we have examined each of (i) the Company's Amended and Restated Articles of Incorporation, Articles of Amendment to Amended Articles of Incorporation, and Amended and Restated By-laws, each as amended to date; (ii) the Indentures; and (iii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company and certain of its subsidiaries as furnished to us by the Company, certificates of public officials and of representatives of the Company and certain of its subsidiaries, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certain certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that all signatures on documents examined by us are genuine, all documents submitted to us are authentic and all documents submitted as certified or photostatic copies conform to the originals



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BAKER BOTTS LLP

International Speedway Corporation
August 24, 2004
Page 2



thereof. Further, we assume that the Exchange Offer will be consummated as described in the Registration Statement.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. When (i) the Registration Statement has become effective under the Act and (ii) the Registered Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indentures and issued in exchange for Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, the Indentures will have been duly authorized, executed and delivered by the Company and the Registered Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2. The discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" insofar as it relates to statements of United States law or legal conclusions, is accurate in all material respects.

                  The opinions set forth above are limited in all respects to the laws of the State of New York and applicable federal laws of the United States, each as in effect on the date hereof. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

                  We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,



                                           BAKER BOTTS L.L.P.